EXHIBIT 32.2

I, Blair Geddes, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of ActivCard Corp. on Form 10-K/A for the fiscal year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A fairly presents in all material respects the financial condition and results of operations of ActivCard Corp.

Date: April 29, 2004	/s/ Blair Geddes

Blair Geddes
Chief Financial Officer (Principal financial officer)

A signed original of this written statement required by section 906 has been provided to ActivCard Corp. and will be retained by ActivCard Corp. and furnished to the Securities and Exchange Commission upon request.